SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT



     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported):  May 29, 2002

                         COMMISSION FILE NUMBER: 0-22341

                           MICRON ENVIRO SYSTEMS, INC.
                           ---------------------------
        (Exact name of small business issuer as specified in its charter)

Nevada                                                                98-0202944
------                                                                ----------
(State or other           (Primary Standard Industrial          (I.R.S. Employer
jurisdiction of            Classification Code Number)       Identification No.)
incorporation or
organization)

1500 West Georgia, Suite 980, Vancouver, British Columbia, Canada        V6G 2Z6
-----------------------------------------------------------------        -------
(Address of principal executive offices)                              (Zip Code)

                                 (604) 719-3705
                                 --------------
                (Issuer's Telephone Number, including Area Code)






                              Thomas E. Stepp, Jr.
                                 Stepp Law Group
                           1301 Dove Street, Suite 460
                         Newport Beach, California 92660
                                 (949) 660-9700
                            Facsimile: (949) 660-9010

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The  following   information   specifies   forward-looking   statements  of  our
management.   Forward-looking   statements  are  statements  that  estimate  the
happening of future events and are not based on historical fact. Forward-looking statements may be identified by the use of forward-looking terminology such as
"may",  "will",  "could",   "expect",   estimate",   "anticipate",   "probable",
"possible", "should", "continue", or similar terms, variations of those terms or the negative of those terms. Actual results may differ materially from those contemplated by the forward-looking statements.

The assumptions used for purposes of the forward-looking statements specified in the following information represent estimates of future events and are subject to uncertainty as to possible changes in economic, legislative, industry, and other circumstances. As a result, the identification and interpretation of data and other information and their use in developing and selecting assumptions from and among reasonable alternatives require the exercise of judgment. To the extent that the assumed events do not occur, the outcome may vary substantially from anticipated or projected results, and, accordingly, no opinion is expressed on the achievability of those forward-looking statements. No assurance can be given that any of the assumptions relating to the forward-looking statements specified in the following information are accurate, and we assume no obligation to update and such forward-looking statements.

ITEM 1.   CHANGES IN CONTROL OF REGISTRANT

Not Applicable.

ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS

Not Applicable.

ITEM 3.   BANKRUPTCY OR RECEIVERSHIP

Not Applicable.

ITEM 4.   CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

Not Applicable.

ITEM 5.   OTHER EVENTS

The operator has notified us that the production testing process is progressing on schedule. The Z1 well has displayed good signs of pressure with strong indications of gas presence within the formation. A flare as large as 25 feet has been witnessed at the well site and the operator has notified us that it expects to have the production testing completed next week.

The Green Ranch Prospect is a proposed 15 well program consisting of 4,131 acres of leasehold on the Green Ranch in Stephens County, Texas. This leasehold is located approximately 50 miles northeast of Abilene, Texas and approximately 10 miles northwest of Breckenridge, Texas, along the North Stephens-Shackelford County line. The primary target formation in this prospect is the Bend Conglomerate at a depth of approximately 4,500 feet. Secondary target formations are Caddo, Rotten Chert, Mississippian and Ellenberger.



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


The Green Ranch Prospect lies within an oil and gas producing province identified as Texas Railroad Commission District 7B, which encompasses 24 Counties I North Central Texas. TRRC reports indicate District ("TRRC") 7B has produced a total of 2.225 billion barrels of oil during the period from 1935 through June of 2001. These reports also indicate the district has made 2.277 TCF of unassociated gas (gas wells) from 1970 through June of 2001. It is estimated that this district accumulated approximately 2.78 TCF of casinghead gas. During the year 2000, District 7B made 14.1 Million barrels of oil, 18.6 BCF of casinghead gas and 45.3 BCF of unassociated gas.

By interpretation of the seismic data, several "bright spots" have been identified within the Bend Conglomerate and other formations within the prospect and are being targeted for testing. In 1997, a well drilled on one of the "bright spots" in the Conglomerate, blew out around the surface casing flowing at rates of 10 to 15 million cubic feet per day.

We are continuing our due diligence on an additional multi-well prospect within Texas and a multi-well oil prospect in New Mexico.

There has been more than $1.5 million spent on the Green Ranch Prospect to date.

Bernie McDougall, our President states, "We are looking forward to this major drill program on this potentially company making prospect. This proposed 15 well program could set us towards our goal of becoming a mid range oil and gas producer. We feel the market is not giving much value to this project when you consider our market cap of less than one million dollars and take into account the potential impact of this project on our company. The next few weeks will hold a lot of excitement and anticipation for the company and our loyal shareholders."

ITEM 6.   RESIGNATIONS OF DIRECTORS AND EXECUTIVE OFFICERS

Not Applicable.

ITEM 7.   FINANCIAL STATEMENTS

Not Applicable.

ITEM 8.   CHANGE IN FISCAL YEAR

Not Applicable.

ITEM 9.   REGULATION FD DISCLOSURE

Not Applicable.









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


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

                                             MICRON ENVIRO SYSTEMS, INC.



Date: May 29, 2002                           By:  /s/ Bernard McDougal
                                                  ------------------------
                                                  Bernard McDougall
                                                  President and Director
































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